Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-1 [No. 333-156397] and in the related prospectus of Cover-All Technologies Inc. and subsidiary of our report dated March 14, 2009, with respect to the 2008, 2007 and 2006 consolidated financial statements and schedule of Cover-All Technologies Inc. and subsidiary included in its Annual Report on Form 10-K for the year ended December 31, 2008.

MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

New York, New York

July 2, 2009